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EXHIBIT 4.1



                              ---------------------


                              CAPITAL STOCK WARRANT

                                       BY

                                  LIFEF/X, INC.

                              ---------------------

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                                     WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. WC -1         Warrant to Purchase Shares of Capital Stock


                        WARRANT TO PURCHASE CAPITAL STOCK

                                       of

                                  LIFEF/X, INC.


     This certifies that, for value received, Safeguard 2001 Capital, L.P., or its registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from Lifef/x, Inc. (the "Company"), a Nevada corporation, a number of shares of the Underlying Securities up to the Warrant Coverage Number (the "Warrant Shares") upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in
Section 2 below. The number, character and Exercise Price of such shares of capital stock are subject to adjustment as provided below. This Warrant and any Warrant subsequently issued upon exchange or transfer hereof is hereinafter collectively called the "Warrant." This Warrant is being issued by the Company in exchange for certain other warrants to purchase an aggregate of 15,628,295 shares of the Company's Common Stock currently held by the initial Holder (or its affilate) as additional consideration for the initial Holder entering into the Credit Agreement, and the parties acknowledge and agree that the option inherent in this Warrant has nominal value.

     1. CERTAIN DEFINITIONS. As used in this Warrant, the following terms shall have the following meanings:


     "ALTERNATIVE TRANSACTION" shall mean any transaction in which the Company, in exchange for cash, issues and sells equity securities or securities convertible into, exchangeable or exercisable for, equity securities, of the Company which occurs before the first anniversary of the repayment in full of funds borrowed by the Company under the Credit Agreement, other than (i) issuance of stock options for and shares of Common Stock to employees, officers, directors and consultants pursuant to stock incentive plans in existence on the date hereof or pursuant to subsequent stock incentive plans approved by Safeguard 2001 Capital, L.P., which issuance has been approved by the Safeguard 2001 Capital, L.P. and (ii) issuances of securities upon exercise of stock options or warrants outstanding as of the date hereof.

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

     "CREDIT AGREEMENT" shall mean that certain Credit Agreement, dated the date hereof, between the Company and the initial Holder.

     "DISPOSITION" shall mean a (i) consolidation or merger of the Company with or into any other entity in which the holders of the Company outstanding voting capital stock immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock or other equity interests representing a majority of the voting power of the surviving entity of such consolidation or merger; (ii) a sale, lease, license or other disposition of all or substantially all of the Company's assets or intellectual property; or
(iii) a liquidation, dissolution or winding up of the Company.

     "UNDERLYING SECURITIES" shall mean, at the option of the Holder, either:
(i) shares of the Common Stock of the Company, or (ii) the securities that the Company sells in an Alternative Transaction.

     "VESTED WARRANT SHARES" shall mean that portion of the Warrant Shares determined by dividing the aggregate amount of the loans advanced to the Company under the Credit Agreement by the Exercise Price; provided, however, that in the event the Company is party to an Alternative Transaction or Disposition, this term shall mean all of the Warrant Shares.

     "WARRANT COVERAGE NUMBER" shall mean the quotient obtained by dividing $4,000,000 by the Exercise Price.

     2. TERM OF WARRANT. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending at the earlier of: (i) 5 p.m., Eastern time, on December 17, 2011, or (ii) 30 days after the Holder receives a copy of a signed term sheet or letter of intent with respect to an Alternative Transaction that Holder shall have determined, in its reasonable judgment, provides the Company with funding, from a credit-worthy investor on terms enforceable by the Company, sufficient for the Company to continue operations for a period of at least 24 months under a business plan that, under conservative assumptions, provides for the achievement of sustainable positive operating cash flow during such period; provided, however, that if such Alternative Transaction (x) is not consummated, then this Warrant shall not expire as set forth in clause (ii) above with respect to such proposed Alternative Transaction, or (y) is consummated on terms and conditions different from those set forth in the term sheet, this Warrant shall not expire until 30 days after the Holder's receipt of a detailed notice of the changed terms or conditions (the "Expiration Date").

     3. EXERCISE PRICE. The Exercise Price at which this Warrant may be exercised shall be $0.094316 per share of Common Stock, as adjusted from time to time pursuant to Section 11 hereof; provided, however, that in the event this Warrant is being exercised by the Holder after receiving notice from the Company pursuant to Section 2 and in connection with an Alternative Transaction, the Exercise Price shall be the lesser of (i) the Exercise Price set forth above, or
(ii) the quotient obtained by dividing the "pre-money" valuation implicit in such Alternative Transaction by the sum of (A) 51,960,268 (which is the sum of 33,615,724 shares of Common Stock outstanding on the date hereof plus 18,344,544 shares of Common Stock to be

                                       2.

set aside for issuance pursuant to stock incentive plans, and therefore is subject to adjustment for stock dividends, combinations, splits, recapitalizations and the like) plus (B) the number of stock options of the Company outstanding on the date hereof the exercise price of which at the time of the execution of the definitive agreements relating to such Alternative Transaction is less than the then-current Fair Market Value (as determined pursuant to Section 4(d)) of the underlying capital stock. Notwithstanding the prior sentence, if a Willful Default (as defined in the Credit Agreement) shall have occurred under the Credit Agreement, the Exercise Price at which this Warrant may be exercised shall be 85% of the amount otherwise calculated under this Section.

     4. EXERCISE OF WARRANT.


        (a) This Warrant is exercisable with respect to any or all of the Vested Warrant Shares, at the option of the Holder, at any time and from time to time at or prior to the Expiration Date, upon surrender of this Warrant to the Company together with (a) a duly completed (i) Notice of Exercise, in the form attached hereto as EXHIBIT A, or (ii) Net Issue Election Notice, in the form attached hereto as EXHIBIT B, and (b) payment of an amount equal to the Exercise Price multiplied by the number of Warrant Shares with respect to which this Warrant is being exercised as provided in paragraph 4(b). If the Holder exercises this Warrant with respect to less than all of the Warrant Shares represented by this Warrant, the Company shall cancel this Warrant upon the surrender thereof and shall execute and deliver to the Holder a new Warrant for the balance of such Warrant Shares.

        (b) Payment of the Exercise Price for the Warrant Shares with respect to which this Warrant is being exercised shall be made, at the option of the Holder, (a) by delivery of cash payable by wire transfer of immediately available funds, (b) by cancellation by the Holder of indebtedness of the Company to Holder under the Credit Agreement, (c) by net issue election as set forth in paragraph 4(c) below, or (d) by any combination of items (a)-(c).

        (c) In the event that this Warrant is being exercised in connection with an Alternative Transaction with respect to which the Holder has made the determination which accelerates the Expiration Date pursuant to clause (ii) of
Section 2, the Holder may elect to receive, without payment by the Holder of any additional consideration, shares of Common Stock equal to the value of the Vested Warrant Shares or any portion thereof by the surrender of this Warrant to the Company, together with a duly completed Net Issue Election Notice, in the form attached hereto as EXHIBIT B, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                  X = Y (A - B)
                                      ---------
                                           A

where

X        =        the number of shares of Common Stock to be issued to the
                  Holder pursuant to this paragraph 4(c);

Y        =        the number of Vested Warrant Shares covered by this Warrant in respect of which the net issue election is made pursuant to this paragraph 4(c);

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A        =        the Fair Market Value of one share of the Company's Common
                  Stock (as defined below) as of the time that the net issue election is made pursuant to this paragraph 3(c) and determined in accordance with paragraph 4(d); and

B        =        the Exercise Price in effect under this Warrant at the time that the net issue election is made pursuant to this paragraph
                  4(c).

        (d) DETERMINATION OF FAIR MARKET VALUE. For purposes of this Section 4, fair market value of a share of Common Stock at the time that the net issue election is made shall mean:

            (1) If traded on a stock exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing selling prices of the Common Stock on the stock exchange determined by the Board to be the primary market for the Common Stock over the ten (10) trading day period (or such shorter period immediately following the closing of an initial public offering) ending on the date prior to the date that the net issue election is made, as such prices are officially quoted in the composite tape of transactions on such exchange;

            (2) If traded over-the-counter, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices (or, if such information is available, the closing selling prices) of the Common Stock over the ten (10) trading day period (or such shorter period immediately following the closing of an initial public offering) ending on the date prior to the date that the net issue election is made, as such prices are reported by the National Association of Securities Dealers through its Nasdaq system, any successor system or any exchange on which it is listed, whichever is applicable; or

            (3) If there is no public market for the Common Stock, then the fair market value shall be determined by the Board of Directors of the Company in good faith.

        (e) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise.

     5. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

     6. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this

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Warrant, the Company at its expense shall execute and deliver, in lieu of this
Warrant, a new warrant of like tenor and amount.

     7. NO SHAREHOLDER RIGHTS OR LIABILITIES. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company, provided, however, that if Holder has any rights under any other agreement with the Company that provides for a calculation using the number of shares issued or issuable to Holder, then that number of shares issuable pursuant to this Warrant shall be included in such calculation.

     8. TRANSFER OF WARRANT; RESTRICTIONS ON TRANSFER

        (a) WARRANT REGISTER. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Prior to due presentment of this Warrant together with a completed assignment form attached hereto as EXHIBIT C for registration of transfer, the Company may deem and treat the Holder as the absolute owner of the Warrant, notwithstanding any notation of ownership or other writing thereon, for the purpose of any exercise thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

        (b) WARRANT AGENT. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 8(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

        (c) TRANSFERABILITY OF WARRANT.

            (i) The Holder of this Warrant, by acceptance hereof, agrees to comply in all respects with the provisions of this Section 8. Without in any way limiting the representations set forth herein, the Holder agrees that neither this Warrant nor the Warrant Shares represented hereby may be hypothecated, sold, assigned or otherwise transferred (each a "Transfer") voluntarily by Holder, unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 8, the other provisions of this Warrant and:

                (1) there is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                (2) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition (provided, however, that the Holder shall not be required for Holder to effect such Transfer), and (B) if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably

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satisfactory to the Company, that such disposition will not require registration of the Warrant and/or the Warrant Shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transfers to any Affiliate of Holder (as defined below) or for transactions made pursuant to Rule 144 except in unusual circumstances.

            (ii) Notwithstanding the provisions of paragraph (i) immediately above, (i) no such Registration Statement, prior consent or opinion of counsel shall be necessary for a transfer (A) by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or to the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse , or (B) by a Holder to an "affiliate" of the Holder as that term is defined in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Holder hereunder and
(ii) no transferee shall be required, as a condition to any transfer of the Warrant or the Warrant Shares by the Holder, to agree to be bound by this
Section 8, if the transferee is acquiring the Warrant and/or Warrant Shares pursuant to a Registration Statement under the Securities Act or in a transaction made pursuant to Rule 144. Each new certificate evidencing the Warrant and/or Warrant Shares so transferred shall bear the appropriate restrictive legends set forth in Section 8(e) below, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for the Company, such legend is not required in order to establish or assist in compliance with any provisions of the Securities Act or any applicable state securities laws.

        (d) EXCHANGE OF WARRANT UPON A TRANSFER. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Securities Act and with the limitations on assignments and transfers and contained in this
Section 8, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise thereof. Any transferee of Holder's right to receive any vested Warrant Shares under this Warrant shall receive a warrant substantially similar to this Warrant.

        (e) REPRESENTATIONS OF HOLDER. The Holder hereby represents and acknowledges to the Company that:

            (i) this Warrant, the Common Stock issuable upon exercise of this Warrant and any securities issued with respect to any of them by way of a stock dividend or stock split or in connection with a reorganization, merger, consolidation, sale or transfer of the Company's assets will be "restricted securities" as such term is used in the rules and regulations under the Securities Act and that such securities have not been and may not be registered under the Securities Act or any state securities law, and that such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions;

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            (ii) the Holder has read, and fully understands, the terms of this
Warrant set forth on its face and the attachments hereto, including the restrictions on transfer contained herein;

            (iii) the Holder is purchasing for investment for its own account and not with a view to or for sale in connection with any distribution of this Warrant or the Common Stock of the Company issuable upon exercise of this Warrant and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent Holder from transferring such securities in compliance with the terms of this Warrant and the applicable federal and state securities laws;

            (iv) the Holder is an "accredited investor" within the meaning of paragraph (a) of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission and an "excluded purchaser" within the meaning of Section 25102(f) of the California Corporate Securities Law of 1968; and

            (v) the Company may affix the following legends (in addition to any other legend(s), if any, required by applicable state corporate and/or securities laws) to certificates for shares of Common Stock (or other securities) issued upon exercise of this Warrant:

        "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

     9. RESERVATION OF STOCK. The Company covenants that during the Term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Amended and Restated Articles of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

     10. AMENDMENTS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     11. ADJUSTMENTS. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

         (a) MERGER, SALE OF ASSETS, ETC. If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity (but excluding any merger effected exclusively for the purpose of changing the domicile of the Company), or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (ii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11. The foregoing provisions of this
Section 11(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation which are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

         (b) NOTICE. If the Company proposes at any time to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business or intellectual property, or to liquidate, dissolve or wind up, including any transaction to which Section 11(a) above applies, then the Company shall send to the holder of this Warrant at least 20 days' prior written notice of the date on which a record shall be taken for determining rights to vote in respect of such event.

         (c) RECLASSIFICATION, ETC. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this

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Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in Section 11.

         (d) SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a reverse split or combination.

         (e) ADJUSTMENTS FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible Shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

         (f) SALE OF SHARES BELOW EXERCISE PRICE.

             (i) If at any time prior to the date hereof, the Company issues or sell; or is deemed by the express provisions of this subsection (i) to have issued or sold, Additional Shares of Common Stock (as defined in subsection 11(f)(iv) below), other than as a dividend or other distribution on any class of stock as provided in Section 11(e) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 11(d) above, for an Effective Price (as defined in subsection 11(f)(iv) below) less than the then effective applicable Exercise Price, then and in each such case the then existing Exercise Price shall be reduced, as of the opening of business on the date of such issue or sale, to the Effective Price. No adjustment shall be made to the Exercise Price in an amount less than one cent per share. Any adjustment otherwise required by this Section 11(f) that is not required to be made due to the preceding sentence shall be included in any subsequent adjustment to the Exercise Price.

             (ii) For the purpose of making any adjustment required under
Section 11(f)(i), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Company's Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined in subsection (iii) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

             (iii) For the purpose of the adjustment required under Section 11(f)(i), if the Company issues or sells (i) stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") or (ii) rights, options or warrants for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the applicable Exercise Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights, options, warrants or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights, options, warrants or Convertible Securities, plus, in the case of such rights, options or warrants, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights, options or warrants, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; PROVIDED that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; PROVIDED FURTHER that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options, warrants or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; PROVIDED FURTHER that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options, warrants or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options, warrants or Convertible Securities. No further adjustment of the applicable Exercise Price, as adjusted upon the issuance of such rights, options, warrants or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights, options or warrants or the conversion of any such Convertible Securities. If any such rights, options, warrants or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the applicable Exercise Price as adjusted upon the issuance of such rights, options, warrants or Convertible Securities shall be readjusted to the applicable Exercise Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights, options, warrants or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights, options or warrants, whether or not exercised, plus the consideration received for issuing or selling the Conversion Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, PROVIDED that such readjustment shall not apply to prior exercises of this Warrant.

             (iv) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this
Section 11(f), whether or not subsequently reacquired or retired by the Company, other than (A) shares of Common Stock issued upon exercise of this Warrant; (B) shares of Common Stock issued pursuant to or subject to, and including without duplication, options, warrants or other Common Stock purchase rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) granted after the date of this Warrant to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements which, along with any amendments thereto, are approved by the Board and by Safeguard 2001 Capital, L.P.; (C) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the date of this Warrant; (D) shares of Common Stock issued upon a subdivision of the Common Stock for which an adjustment is made pursuant to subsections 11(d) or 11(f). The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 11(f), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 11(f), for such Additional Shares of Common Stock.

         (g) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such holder, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

     12. AVAILABILITY OF INFORMATION. The Company will cooperate with holder of any "restricted securities" in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Securities and Exchange Commission, or any successor federal agency having similar powers, as a condition to the availability of an exemption from the Securities Act for the sale of any "restricted securities."

     13. MISCELLANEOUS.

         (a) NOTICE. Notice or demand pursuant to this Warrant shall be deemed effectively given upon (a) personal delivery to the party to be notified, (b) upon telefacsimile transmission to the party to be notified at the telefacsimile number indicated for such party on the signature page hereof, if any, upon confirmation of transmission or (c) one (1) day after deposit with an overnight courier service or three (3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed, if to the Holder of this Warrant, to the Holder at its last known address as it shall appear in the records of the Company, and if to the Company, 153 Needham Street, Bldg. #10, Newton, MA 02464, Attention: General Counsel. The Company or Holder may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 13(a) for the giving of notice.

         (b) GOVERNING LAW. The validity, interpretation and performance of this Warrant shall be governed by the laws of the Commonwealth of Pennsylvania without regard to principles of conflicts of laws.

         (c) SUCCESSORS, ASSIGNS. Subject to the restrictions on transfer by Holder set forth in Section 8 hereof, all the terms and provisions of the Warrant shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         (d) SEVERABILITY. Should any part but not the whole of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Warrant without including therein any such part which may, for any reason, be hereafter declared invalid.

         (e) NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

         (f) INTEGRATION. This Warrant and any documents referred to herein or executed contemporaneously herewith constitute the Company's and Holder's entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.

         (g) HOLIDAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding business day.

     IN WITNESS WHEREOF, the Company and the Holder have each caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  December 17, 2001


                                        Lifef/x, Inc.

                                        By:/S/ LUCILLE S. SALHANY
                                           -----------------------------
                                        Name: Lucille S. Salhany
                                        Title: Chief Executive Officer
                                        Fax no.617-964-2514

HOLDER:

Safeguard 2001 Capital, L.P.

By: Safeguard Delaware, Inc., its general partner

By: /s/ N. Jeffrey Klauder
    ----------------------------------------
Name: N. Jeffrey Klauder

Title: Executive Vice President and General
       Counsel
       -------------------------------------
Fax no.
        ------------------------------------

                                    EXHIBIT A

                           FORM OF NOTICE OF EXERCISE


     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, __________ shares of ________________ (identify underlying security) of Lifef/x, Inc., a Nevada corporation and herewith makes payment of $__________ therefor and requests that the certificates for such shares be issued in the name of, and delivered to, ____________________, federal taxpayer identification number __________, whose address is _____________________________________________.

     In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of ___________________ are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and the undersigned will not offer, sell or otherwise dispose of any such shares of _____________________ except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of, and delivered to, ____________________, federal taxpayer identification number __________, whose address is _____________________________
___________________________________________.



Dated:____________




                                     ------------------------------------------
                                     (Signature must conform to name of holder as specified on the face of the Warrant)

                                    EXHIBIT B

                        FORM OF NET ISSUE ELECTION NOTICE
            (To be signed only on net issue exercise of the Warrant)


     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant with respect to __________ shares of Common Stock of Lifef/x, Inc., a Nevada corporation, pursuant to the net issuance provisions set forth in paragraph 3(c) of the Warrant and requests that the certificates for the number of shares of Common Stock issuable pursuant to said paragraph 3(c) after application of the net issuance formula to such __________ shares be issued in the name of, and delivered to, ____________________, federal taxpayer identification number __________, whose address is
__________________________________.

     In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

                  Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of, and delivered to, ____________________, federal taxpayer identification number __________, whose address is ____________________
_____________________________________________.



Dated:___________________



                                     -----------------------------------------
                                     (Signature must conform to name of holder as specified on the face of the Warrant)

                                    EXHIBIT C

                                 ASSIGNMENT FORM



(To be executed by the Warrant Holder if it desires to effect a transfer of the Warrant)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________, whose Social Security or other identification number is ________________________ [residing/located] at ____________________________ ____________________ the attached Warrant, and appoints _____________________________ residing at
__________________________________________________________________ the
undersigned's attorney-in-fact to transfer said Warrant on the books of the Company, with full power of substitution in the premises.


Dated: ______________, 20__


In the presence of:


--------------------------------    ------------------------------------------

                                    (Signature must conform in all respects to the Warrant Holder as specified on the face of the Warrant, without alteration, enlargement or any change whatsoever).



                                      C-1